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                                                                Exhibit 10.3

                AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN
                                      AND
                               SECURITY AGREEMENT

              Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of March 31, 1995 by and among TELXON CORPORATION ("Telxon"), a corporation organized under the laws of the State of Delaware, THE RETAIL TECHNOLOGY GROUP, INC. ("Retail"), a corporation organized under the laws of the State of Delaware, TELETRANSACTION, INC. ("Teletransaction"), a corporation organized under the laws of the State of Delaware, ITRONIX CORPORATION ("Itronix"), a corporation organized under the laws of the State of Washington, MICROOFFICE SYSTEMS TECHNOLOGY, INC. ("MicroOffice"), a corporation organized under the laws of the State of Delaware, PTC AIRCO, INC. ("PTC"), a corporation organized under the laws of the State of Delaware (Telxon, Retail, Teletransaction, Itronix, MicroOffice and PTC., each a "Borrower" and, jointly and severally, the "Borrowers"), the undersigned financial institutions and the various financial institutions which in accordance with Section 16.3 become Lenders hereunder (collectively the "Lenders") and THE BANK OF NEW YORK COMMERCIAL CORPORATION ("BNYCC"), a corporation organized under the laws of the State of New York, as agent for Lenders (BNYCC in such capacity, the "Agent").

              Borrowers, Lenders and Agent are parties to a Revolving Credit, Term Loan and Security Agreement dated as of October 20, 1993 which has been amended by (i) a First Amendment to Revolving Credit, Term Loan and Security Agreement dated as of March 30, 1994, and (ii) a Second Amendment to Revolving Credit, Term Loan and Security Agreement dated as of June 10, 1994 (the "Original Loan Agreement").

              By execution of this Agreement, Borrowers, Lenders and Agent wish to amend and restate the Original Loan Agreement on the terms and conditions hereinafter set forth.

              IN CONSIDERATION of the mutual covenants and undertakings herein contained, each of the Borrowers and Lenders hereby agree as follows:

          A.       AMENDMENT AND RESTATEMENT

                   As of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Original Loan Agreement shall be deemed amended and restated in their entirety as follows and the Original Loan Agreement shall be consolidated with and into and superseded by this Agreement; provided, however, that nothing contained in this Agreement shall impair, limit or affect the Liens heretofore granted, pledged and/or assigned as security for Borrowers' obligations under the Original Loan Agreement.

          I.       DEFINITIONS.





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                   1.1.        Accounting Terms.  As used in this Agreement,
the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, that whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with generally accepted accounting principles applied in the preparation of the audited financial statements of Telxon and its Subsidiaries on a Consolidated Basis for the fiscal year ended March 31, 1993, consistently applied.

                   1.2.        General Terms.  For purposes of this Agreement
                     the following terms shall have the following meanings:

                   "Advances" shall mean and include the Revolving Advances, the Alternate Currency Advances, Letters of Credit and the Term Loan.

                   "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

                   "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                   "AIRONET" shall mean AIRONET Wireless Communications, Inc., a corporation organized under the laws of the State of Delaware.

                   "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                   "Alternate Currency" means Pounds Sterling, Deutsche-Marks, Lire, Australian Dollars, Canadian Dollars, French Francs and at Agent's sole discretion, any other major currency (other than Dollars) which at the time a request for an Alternate Currency Advance is made, is freely convertible and transferable into Dollars and readily available to the Alternate Currency Bank in the ordinary course of its dealings in the interbank Eurocurrency market.





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                   "Alternate Currency Advances" shall mean Advances made
pursuant to Section 2.1(A) hereof.

                   "Alternate Currency Bank" shall mean The Bank of New York or any affiliate thereof.

                   "Alternate Currency Interest Rate" shall mean for any Alternate Currency Advance for the then current Interest Period relating thereto, the rate per annum (such Alternate Currency Interest Rate to be adjusted to the next higher 1/100 of one percent) equal to the rate which banks will lend in interbank Eurocurrency market in the relevant Alternate Currency for delivery on the first date of such Interest Period and in an amount comparable to the principal amount of such Alternate Currency Advance determined as of approximately 11:00 a.m. (New York time) two (2) Business Days before the beginning of such Interest Period.

                   "Authority" shall have the meaning set forth in Section 4.19(d).

                   "Balance Sheet" shall have the meaning set forth in Section 5.5(a) hereof.

                   "Bank" shall mean The Bank of New York and any successor thereto.

                   "Blocked Accounts" shall have the meaning set forth in
Section 4.15(h).

                   "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                   "Business Day" shall mean with respect to Eurodollar Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England or New York, New York, with respect to Alternate Currency Advances, any day on which commercial banks are open for domestic and international business and on which dealings in such Alternate Currency are carried out in the offshore interbank market and in the principal city in which dealings in such Alternate Currency are settled and with respect to all other loans, any day other than a day on which commercial banks in New York are authorized or required by law to close.

                   "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

                   "Certificate" shall have the meaning given to such term in
Section 3.3(d).

                   "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a





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transfer of control of any Borrower (other than Telxon) to a Person who is not an Original Owner or (b) any merger or consolidation of or with any Borrower or sale of all or substantially all of the property or assets of any Borrower.
For purposes of this definition, "control of any Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of any Borrower or (y) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

                   "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral or any Borrower.

                   "Claims" shall mean all security interests, liens, claims or encumbrances held or asserted by any Person against any or all of the Collateral or the Real Property, other than (A) Charges and (B) Permitted Encumbrances.

                   "Closing Date" shall mean October 20, 1993 or such other date as may be agreed to by the parties hereto.

                   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time together with the regulations promulgated thereunder.

                   "Collateral" shall mean and include:

                               (a)  all Receivables;

                               (b)  all Equipment;

                               (c)  all General Intangibles;

                               (d)  all Inventory;

                               (e)  the Texas Real Property;

                               (f)  all of each Borrower's right, title and
interest in and to (i) its respective goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including





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stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights (but excluding contract rights to the extent the agreements relating thereto prohibit the granting of a lien in such rights and such prohibitions relating to Borrowers' material contracts have been disclosed to Agent in writing and have not been waived by the applicable party under such agreements), rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, under any Security Document or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

                               (g)  all of Borrowers' ledger sheets, ledger
cards, files, correspondence, records, books of account, business papers, computers, computer software (whether owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a),
(b), (c), (d), (e) or (f) of this Paragraph; and

                               (h)  all proceeds and products of (a), (b), (c),
(d), (e), (f) and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

          Notwithstanding the foregoing, Collateral shall not include the thirty-four percent of the issued and outstanding shares of capital stock of the Foreign Subsidiaries that is not being pledged pursuant to the Pledge Agreements.

                   "Commitment Percentage" of any Lender shall mean the percentage set below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

                   "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of a Lender to make Advances under this Agreement.





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                   "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental and transnational authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any consents required under all applicable federal, state or other applicable law or regulation.

                   "Contract Rate" shall mean, as applicable, the Revolving Interest Rate, the Term Loan Rate and the Alternate Currency Interest Rate.

                   "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

                   "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Telxon and its Subsidiaries and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Telxon and its Subsidiaries on a Consolidated Basis as at such date; provided, however, that such amounts shall not include
(a) any amounts for any Indebtedness owing by an Affiliate to any of Telxon or its Subsidiaries, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of any Borrower, or (c) the cash surrender value of any life insurance policy.

                   "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Telxon and its Subsidiaries on a Consolidated Basis, as at such date, but in any event including, without limitation, the amounts of (a) all Indebtedness of Telxon or any of its Subsidiaries payable on demand, or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of Telxon or any of its Subsidiaries (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period, and (e) all Revolving Advances and Alternate Currency Advances.

                   "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract





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right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

                   "Deed" shall mean that certain Deed of Trust, Assignment of Rents and Security Agreement from Telxon to Jim Kletke, Esq., as Trustee for the benefit of Agent on the Texas Real Property.

                   "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                   "Default Rate" shall have the meaning set forth in Section
3.1 hereof.

                   "Depository Accounts" shall have the meaning set forth in
Section 4.15(h) hereof.

                   "Dollar Equivalent" means, with respect to any amount denominated in an Alternate Currency, the amount of Dollars obtained by converting the amount of such Alternate Currency into Dollars at the spot rate for the purchase of Dollars with such Alternate Currency, as applicable, as quoted by the Alternate Currency Bank at approximately 11:00 a.m. (New York time) on the date of determination thereof.

                   "Dollars" and the sign "$" without any preceding notation or initials shall mean lawful money of the United States of America.

                   "Domestic Loan" shall mean any Advance with interest being charged based upon the Alternate Base Rate.

                   "Earnings Before Interest and Taxes" shall mean net income of Telxon and its Subsidiaries on a Consolidated Basis before interest and taxes.

                   "Effective Date" shall mean March 31, 1995 or such other date as may be agreed to by the parties hereto.

                   "Eligible Inventory" shall mean and include Inventory, excluding work in process, with respect to each Borrower valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in the reasonable opinion of the Agent, obsolete, slow moving or unmerchantable and which the Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as the Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.





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                   "Eligible Receivables" shall mean and include with respect to each Borrower each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which the Agent, in its credit judgment, shall deem to be an Eligible Receivable, based on such considerations as the Agent may from time to time reasonably deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's perfected security interest and no other Lien other than Permitted Encumbrances, and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to the Agent. In addition, no Receivable shall be an Eligible Receivable if:

                   (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

                   (b) it is due or unpaid more than sixty (60) days after the original due date or one hundred and twenty (120) days after the original invoice date;

                   (c) twenty-five percent (25%) or more of the Receivables from the Customer are not deemed Eligible Receivables under paragraph (b) above;

                   (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                   (e) the Customer is also a creditor or supplier of any Borrower, or the Customer has disputed liability or made any claim with respect to any other Receivable due from such Customer to any Borrower, or the Receivable otherwise is or may become subject to any right of setoff by the Customer;

                   (f) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                   (g) the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to the Agent in its discretion;





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                   (h)  the sale to the Customer is on a bill-and-hold,
guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                   (i) Agent believes, in its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

                   (j) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower effectuates an assignment of its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15) or has otherwise complied with other applicable statutes or ordinances; provided, however, this paragraph shall not apply at any time that the aggregate amount of Receivables which would otherwise be Eligible Receivables but for the operation of this paragraph (j) does not exceed $250,000.

                   (k) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                   (l) the Receivables of the Customer exceed a credit limit determined by the Agent, in its reasonable discretion, to the extent such Receivable exceeds such limit;

                   (m) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim but only to the extent of the maximum amount of such offset, deduction, defense, dispute or counterclaim or if the Receivable is contingent in any respect or for any reason;

                   (n) the applicable Borrower has made any agreement with the Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                   (o) shipment of the merchandise or the rendition of services has not been completed or accepted by Customer;

                   (p) any return, rejection or repossession of the merchandise has occurred but only to the extent of the value of such return, rejection or repossession;

                   (q)  such Receivable is not payable to a Borrower; or





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                   (r)  such Receivable is not otherwise satisfactory to the
Agent as determined in good faith by the Agent in the exercise of its discretion in a reasonable manner.

                   "Environmental Complaint" shall have the meaning set forth in Section 4.19(d) hereof.

                   "Environmental Laws" shall mean all federal, state, foreign and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, foreign and local governmental agencies and authorities with respect thereto.

                   "Equipment" shall mean and include as to each Borrower all of such Borrower's goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, plant, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                   "Eurodollar Loan" shall mean any Advance with interest being charged based upon the Eurodollar Rate.

                   "Eurodollar Rate" shall mean for any Eurodollar Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one percent) equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the day that is two (2) Business Days prior to the beginning of the Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over Bank) as in effect from time to time dealing with reserve requirements prescribed for eurocurrency funding including any reserve requirements with respect to "eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

                   "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                   "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by





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Federal funds brokers, as published for such day (or if such day is not a
Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                   "Fixed Charge Coverage" shall mean and include, with respect to any fiscal period, the ratio of (a) Earnings Before Interest and Taxes plus depreciation, amortization and other non-cash charges to (b) all principal and interest payments made or scheduled to be made by Telxon and its Subsidiaries on their Indebtedness for borrowed money, excluding the principal amount of Revolving Advances and Alternate Currency Advances.

                   "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                   "Foreign Subsidiaries" shall mean those Subsidiaries of Telxon which are incorporated outside of the United States of America.

                   "Foreign Subsidiary Guarantors" shall mean Telxon Foreign.

                   "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                   "General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, rights of indemnification and all other intangible property of such Borrower of every kind and nature (other than Receivables).

                   "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                   "Guarantor" shall mean the Foreign Subsidiary Guarantors, AIRONET, Telxon Trading, Penright!, Metanetics, Products and any other Person who executes a Guaranty.





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                   "Guarantor Security Agreements" shall mean individually and collectively, each security agreement executed by Telxon Foreign, AIRONET, Telxon Trading, Penright!, Metanetics, Products and any other Subsidiary of Telxon in favor of Agent.

                   "Guaranty" or "Guarantees" shall mean individually and collectively, each guaranty of the obligations of a Borrower executed by a Guarantor in favor of Agent.

   "Hazardous Discharge" shall have the meaning set forth in Section 4.19(d)
                                    hereof.

                   "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                   "Hazardous Wastes" includes all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                   "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due in connection with the payment of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                   "Interest Period" shall mean the period provided for any Eurodollar Rate Loan or any Alternate Currency Advance pursuant to Section 2.2(b).

                   "Inventory" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be





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
used or consumed in such Borrower's business or used by such Borrower in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                   "Inventory Advance Rate" shall have the meaning set forth in
Section 2.1(a)(ii) hereof.

                   "Lender" and "Lenders" shall have the meaning ascribed to such term in the Preamble and shall include each person which is a transferee, successor or assign of any Lender.

                   "Lending Office" means, (a) for each Lender and for each type of Advance other than Alternate Currency Advances, the lending office of such Lender (or for an affiliate of such Lender) designated as such for such type of Advance on its signature page hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may time to time specify to Agent and Borrowers as the office by which its Advances of such type are to be made and maintained and (b) for each Alternate Currency Bank, the lending office of such Alternate Currency Bank located in the principal city in which dealings in the relevant Alternate Currency are settled or such other office as the Alternate Currency Bank may from time to time specify to Agent and Borrowers as the office by which Alternate Currency Advances are to be made, maintained and paid.

                   "Letters of Credit" shall have the meaning set forth in
Section 2.9.

                   "Letter of Credit Application" shall have the meaning set forth in Section 2.10(a).

                   "Letter of Credit and Security Agreement" shall have the meaning set forth in Section 2.9.

                   "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2.

                   "LIBOR" shall mean for any Eurodollar Loan for the then current Interest Period relating thereto, the rate per annum quoted by the Bank two (2) Business Days prior to the first day of such Interest Period for the offering by the Bank to prime commercial banks in the London interbank eurodollar market of Dollar deposits, in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Eurodollar Loan.

                   "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, Claim or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                   "Maximum Loan Amount" shall mean $50,000,000 less repayments of the Term Loan.

                   "Maximum Revolving Advance Amount" shall mean $44,500,000.

                   "Metanetics" shall mean Metanetics Corporation, a corporation organized under the laws of the State of Delaware.

                   "Mortgages" shall mean the mortgages and/or deeds of trust on the Texas Real Property together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                   "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                   "Net Worth" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of Telxon and its Subsidiaries on a Consolidated Basis.

                   "Note" shall mean collectively, the Revolving Credit Note and the Term Note.

                   "Obligations" shall mean and include any and all of each Borrower's Indebtedness and/or liabilities to Agent or Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of each Borrower's Indebtedness and/or liabilities under this Agreement, under the Other Loan Documents, any Guaranty or under any other agreement between Agent or Lenders and any Borrower and all obligations of each Borrower to Agent or Lenders to perform acts or refrain from taking any action but excluding Borrowers' Indebtedness under the Subordinated Debt Documentation.

                   "Original Owner" shall mean Telxon.

                   "Other Loan Documents" shall mean the Mortgages, the Note, the Letter of Credit and Security Agreement, the Letter of Credit Application, the Patent and Trademark Assignments, the Guarantees, the Guarantor Security Agreements, the Pledge Agreements and any and all other agreements, instruments and documents, now or hereafter executed by any Borrower or any

Guarantor in favor of Agent or any Lender in respect of the transactions contemplated by this Agreement.

                   "Patent, Trademark and Copyright Assignments" shall mean collectively, the Trademark Collateral Security Agreement, the Patent Collateral Security Agreement, the Copyright Security Agreement and the Assignments for Security executed by any Borrower in favor of Agent.

                   "Payment Office" shall mean initially Agent's office at 530 Fifth Avenue, New York, New York 10036; thereafter, such other office of Agent, if any, which it may designate by notice to Telxon to be the payment office.

                   "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                   "Penright!" shall mean PenRight! Corporation, a corporation organized under the laws of the State of Delaware.

                   "Permitted Acquisitions" shall mean an acquisition by any Borrower or any Permitted Acquisition Subsidiary of the assets or stock of a Person provided that (i) no Event of Default or Default shall have occurred and be continuing, (ii) after giving effect to such acquisition there shall not exist any Event of Default or Default, (iii) after giving effect to such acquisition the outstanding amount of Advances (other than the Term Loan) shall not exceed $3,000,000, (iv) the aggregate purchase price paid (including, without limitation, all liabilities assumed in connection with such acquisition) of all such acquisitions made during any fiscal year (excluding all such acquisitions consummated prior to the Closing Date) shall not exceed $5,000,000, (v) Telxon shall keep Agent informed with respect to its or any other Borrower's plans for any acquisition, (vi) no Borrower shall merge with any Person being so acquired, (vii) the acquired assets shall not be included in Eligible Receivables and Eligible Inventory and (viii) (x) in the event any Borrower acquires less than fifty percent (50%) of the capital stock of any Person, such Borrower shall pledge to Agent for the benefit of Lenders as collateral security for the Obligations the shares of stock of such Person pursuant to documentation in form and substance satisfactory to Agent and (y) in the event any Borrower acquires fifty percent (50%) or more of the capital stock of any Person or creates a new entity to acquire the assets of any Person, Lenders shall receive a Guaranty from such Person which Guaranty shall be secured by a Lien on all of the assets of such Person.

                   "Permitted Acquisition Subsidiary" shall mean a Subsidiary of any Borrower created by such Borrower for the sole purpose of consummating a Permitted Acquisition.

                   "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent except for such Liens that secure amounts not to exceed $250,000 in the aggregate outstanding at anytime and reserves are established by Agent to protect Agent's interest in the Collateral subject to such Liens or a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrowers' business; (f) judgment Liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of Borrowers' business with respect to obligations which are not due or which are being contested in good faith by Borrowers; (g) Liens placed upon fixed assets acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrowers and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) financing statements covering personal property of any Borrower which is leased by a Borrower, provided that
(x) any such financing statement covers only the personal property which is leased and (y) no Borrower has the right or option to purchase such property upon termination of the lease; and (i) Liens described in or disclosed on
Schedule 1.2.

                   "Person" shall mean an individual, a partnership, a company, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

                   "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                   "Pledge Agreements" shall mean collectively, the Pledge Agreement in favor of Agent executed and delivered by Telxon with respect to the pledge of stock of Telxon U.K., and the Pledge Agreement in favor of Agent executed and delivered by AIRONET with respect to the pledge of stock of Telxon Canada, and any other pledge agreement hereafter executed by any Borrower or any Guarantor in favor of Agent, as amended, modified, supplemented and reaffirmed form time to time together with the certificates evidencing such stock and undated stock powers duly executed in blank with respect thereto.

                   "Prime Rate" shall mean the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

                   "Products" shall mean Telxon Products, Inc., a corporation organized under the laws of the State of Delaware.

                   "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

                   "Purchasing Lender" shall have the meaning given to such term in Section 16.3 hereof.

                   "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as same may be amended from time to time.

                   "Real Property" shall mean all of Borrowers' right, title and interest in and to the real property and improvements thereon owned or leased by any Borrower, including, without limitation, the Texas Real Property and all improvements thereon.

                   "Receivables" shall mean and include as to each Borrower all of such Borrower's accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                   "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(i) hereof.

                   "Register" shall have the meaning set forth in Section
16.3(d).

                   "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                   "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

                   "Required Lenders" means at any time Lenders holding Commitment Percentages of at least sixty-six and two-thirds percent (66 2/3%). In the event any Lender fails to comply with its commitments hereunder (after the Agent shall have given each non-defaulting Lender other than BNYCC the option (which must be exercised within one (l) Business Day) to fund its pro rata share of the amount not funded by any defaulting Lender or, in the event only one non-defaulting Lender so opts to purchase the amount not funded by the defaulting Lender, such Lender funds the entire defaulted amount), the Commitment Percentages of all Lenders shall be recalculated for purposes of this definition, so that the Commitment Percentage of any Lender is equal to a percentage equivalent of a fraction of which the numerator is the outstanding balance of Advances made by such Lender, including Letters of Credit and Alternate Currency Advances which such Lender has an obligation to participate in, and the denominator is the total outstanding principal balance of all Advances.

                   "Revolving Advances" shall mean Advances made other than Letters of Credit and the Term Loan.

                   "Revolving Credit Note" shall mean the promissory note referred to in Section 2.1(a) hereof.

                   "Revolving Credit Commitment" shall mean for each Lender, the commitment of each Lender to fund the Revolving Advances as provided in
Section 2.1(a) hereof, in a maximum amount equal to the product of its Commitment Percentage and the Maximum Revolving Advance Amount.

                   "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one percent (1.00%) with respect to Domestic Loans, and (b) the sum of the Eurodollar Rate plus two and one-half percent (2.5%) with respect to Eurodollar Rate Loans.

                   "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                   "Subordinated Debt Documentation" shall mean the Indenture dated as of June 1, 1987 between Telxon and AmeriTrust Company National Association, the 7 1/2% Convertible Subordinated Debentures Due 2012 dated as of the date of their respective authentication, in the aggregate original principal amount of $46,000,000 issued by Telxon and all agreements, documents and instruments executed in connection therewith.

                   "Subordinated Indebtedness" shall mean the Indebtedness of Telxon evidenced by the Subordinated Debt Documentation.

                   "Subsidiary" of any Person shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions, i.e., voting, for such entity, are owned, directly or indirectly, by such Person.

                   "Tangible Net Worth" at a particular date shall mean (a) Net Worth at such date, minus (b) the goodwill of Telxon and its Subsidiaries at such date, minus (c) all assets included in the entry "intangible and other assets" on the balance sheet of Telxon and its Subsidiaries on a Consolidated Basis at such date minus (d) monies due from unconsolidated Affiliates of Telxon and its Subsidiaries.

                   "Telxon Canada" shall mean AIRONET Canada Inc., formerly known as Telxon Canada Corporation, Inc., a corporation organized under the laws of Ontario.

                   "Telxon Foreign" shall mean Telxon Foreign Sales Corp., a corporation organized under the laws of the Virgin Islands.

                   "Telxon and its Subsidiaries on a Consolidated Basis" shall mean the consolidation in accordance with GAAP of the accounts or other items of Telxon and its Subsidiaries.

                   "Telxon Trading" shall mean Telxon Trading Co., Inc., a corporation organized under the laws of the State of Delaware.

                   "Telxon UK" shall mean Telxon Limited, a corporation organized under the laws of the United Kingdom.

                   "Term" shall mean the Closing Date through March 31, 1996, as same may be extended in accordance with the provisions of Section 13.1 hereof.

                   "Term Loan" shall mean the Advances made pursuant to Section
2.4 hereof.

                   "Term Loan Amount" shall mean an amount equal to the lesser of (x) $5,500,000, or (y) 75% of the fair market value of Texas Real Property as appraised by independent third parties who are satisfactory to Agent and which appraisals comply in all respects with the Financial Institutions Reform, Recovery and Enforcement Act.

                   "Term Loan Effective Date" shall mean for each installment of the Term Loan the date all conditions precedent set forth in Sections 8.2 and 8.3 have been satisfied or to the extent not satisfied, waived by Agent and Lenders.

                   "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus one percent (1.00%) with respect to Domestic Loans, and (b) the sum of the Eurodollar Rate plus two and one-half percent (2.50%) with respect to Eurodollar Rate Loans.

                   "Term Note" shall mean the promissory note described in
Section 2.4 hereof.

                   "Termination Date" shall have the meaning set forth in
Section 13.1 hereof.

                   "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Telxon or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Telxon or any member of the Controlled Group from a Multiemployer Plan.

                   "Texas Real Property" shall mean all of Telxon's rights and interest in and to the real property located at West by Northwest Business Park in Houston, Texas and all improvements thereon.

                   "Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                   "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

                   "Trigger Event" shall have the meaning given to such term in
Section 3.3(b) hereof.

                   "Week" shall mean the time period commencing with a Wednesday and ending on the following Tuesday.

                   "Working Capital" at a particular date, shall mean the excess, if any, of Current Assets over Current Liabilities reduced by that portion of the Term Loan Amount which has not been advanced at such date.

                   1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the

State of New York shall have the meaning given therein unless otherwise defined herein.


          II.      ADVANCES, PAYMENTS.

                   2.1.        (a)       Revolving Advances.  Subject to the
terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will from time to time upon Telxon's request, make Revolving Advances to the Borrowers in aggregate amounts outstanding at any time not greater than such Lender's Commitment Percentage of the lesser of (I) the Maximum Revolving Advance Amount less the sum of (x) the aggregate amount of outstanding Letters of Credit and (y) the Dollar Equivalent of Alternate Currency Advances or (II) an amount equal to the sum of:

                   (i) up to 85%, subject to the provisions of Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables less such reserves as Agent may reasonably deem proper and necessary, plus

                   (ii) up to the lesser of (x) $7,000,000 or (y) up to 30%, subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate") of the value of Eligible Inventory less such reserves as Agent may reasonably deem proper and necessary (the Receivables Advance Rate and Inventory Advance Rate shall be referred to collectively as the "Advance Rates"), minus

                   (iii) the aggregate amount of outstanding Letters of Credit, minus

                   (iv) the Dollar Equivalent of the aggregate amount of outstanding Alternate Currency Advances.

          The sum of the amounts derived from Sections 2.1(a)(i) plus (ii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory note substantially in the form attached hereto as Exhibit 2.1(a).

                               (b)       Discretionary Rights.  The Advance
Rates and reserve may be increased or decreased by Lenders at any time and from time to time in the exercise of their reasonable discretion. Borrowers consent to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserve may limit or restrict Advances requested by any Borrower. Agent shall give Telxon fifteen (15) days prior written notice of the intention to decrease Advance Rates, together with an explanation of why Agent has determined such a decrease is appropriate.

                   2.1(A)  (a) Alternate Currency Advances. Subject to the
                     terms and conditions set forth in this Agreement, Agent will from time to time upon Telxon's request, cause the Alternate Currency Bank to make Advances to Borrowers in Alternate Currencies; provided, however, that Agent will not cause Alternate Currency Advances to be made to the extent that the Dollar Equivalent of such Alternate Currency Advances would then cause the sum of (i) the outstanding Revolving Advances, plus (ii) the aggregate face amount of outstanding Letters of Credit, plus (iii) the Dollar Equivalent of Alternate Currency Advances (with the Dollar Equivalent of the requested Alternate Currency Advance deemed to be outstanding for purposes of this calculation) to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of the Dollar Equivalent of Alternate Currency Advances together with the aggregate face amount of outstanding Letters of Credit shall not exceed $10,000,000 in the aggregate at any time.

                               (b)       Conversions.  In determining the
amount of Advances outstanding, the amount of any Alternate Currency Advances outstanding shall be converted to the Dollar Equivalent of such amount on the date of any such determination.

                   2.2.        Procedure for Revolving Advances and Alternate
                     Currency Advances Borrowing.

                               (a)       Telxon, on behalf of any Borrower, may
from time to time request that Revolving Advances be made by Lenders to or for the benefit of any Borrower in the amounts specified by notifying Agent not later than 10:00 a.m. New York City time on a Business Day of its request to incur, on that day, a Domestic Loan hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or Other Loan Document, and such request shall be irrevocable. Notwithstanding the foregoing, at such times as the outstanding amount of the Advances (other than the Term Loan) is less than $3,000,000, Agent shall not charge Borrowers' account for such amounts, provided that Agent receives written notice from Telxon at least one (1) Business Day prior to the due date of such payment that Borrowers' intend to make payment of such amounts to Agent and such payments are made to Agent in accordance with the terms of this Agreement or the Other Loan Documents on or prior to the due date thereof.

                               (b)       Notwithstanding the provisions of (a)
above, in the event Telxon on behalf of Borrowers desires to obtain a Eurodollar Rate Loan or an Alternate Currency Advance, it shall give Agent at least three (3) Business Days' prior written notice specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount to be borrowed, which amount with respect to Eurodollar Rate Loans on the date of such Advance shall be an integral multiple of $1,000,000, and with respect to Alternate Currency Advances on the date of such Advance shall be an integral multiple of $100,000, (iii) the duration of the first Interest Period therefor and (iv) if an Alternate Currency Advance is requested, the requested currency of such Alternate Currency Advance. Interest Periods for Eurodollar Rate Loans and Alternate Currency Advances shall be for one, two or three month periods.

                               (c)       Each Interest Period of a Eurodollar
Rate Loan or Alternate Currency Advance shall commence on the date such Eurodollar Loan or Alternate Currency Advance is made and shall end on such date as Telxon may elect as set forth in Section 2.2 (b)(iii) above, provided that:

                               (i)        any Interest Period which would
otherwise end on a day which is not a Business Day shall be the next preceding or succeeding Business Day as is Bank's or Alternate Currency Bank's custom in the market to which such Eurodollar Rate Loan or Alternate Currency Advance relates; and

                               (ii)       no Interest Period shall end after
the last day of the Term; and

                               (iii)  any Interest Period which begins on a day
for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month.

                   Telxon shall elect the initial Interest Period applicable to a Eurodollar Rate Loan or Alternate Currency Advance by the notice of borrowing given to Agent by Telxon pursuant to Section 2.2(b) or by the notice of conversion or continuation given to Agent by Telxon pursuant to Sections 2.2(d) or (e), as the case may be. Telxon shall give irrevocable written notice to Agent of its intention to extend or continue a Eurodollar Rate Loan or an Alternate Currency Advance for an additional Interest Period not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan or Alternate Currency Advance. If Agent does not receive timely notice of the requested extension, any Eurodollar Rate Loan shall convert to a Domestic Loan, subject to Section 2.2(e) hereinbelow and any Alternate Currency Advance shall be due and payable, subject to Section 2.2(d) hereinbelow.

                               (d)       If Telxon desires to obtain an
Alternate Currency Advance or to continue an Alternate Currency Advance, Telxon shall make such request to Agent in writing at least three (3) Business Days' prior to the date of the requested Alternate Currency Advance or the last day of the then Current Interest Period applicable to such outstanding Alternate Currency Advance, which request may only be made if no Event of Default shall have occurred and been continuing. Promptly upon receipt of notice from Telxon of its request for an Alternate Currency Advance or to continue an Alternate Currency Advance, Agent shall determine whether the requested Alternate Currency will be readily available to the Alternate Currency Bank in the interbank Eurocurrency market in the normal course of business in the amount and for the Interest Period requested. Agent shall notify Telxon two (2) Business Days prior to the date of the requested Alternate Currency Advance of the determination made as to the availability of the requested Alternate Currency and the related Alternate Currency Interest Rate. If Agent notifies Telxon that such requested Alternate Currency is available, the obligation to make or continue any Alternate Currency Advance shall nevertheless be subject to the condition that there shall have occurred no change in circumstances in the interbank Eurocurrency market after such notification and prior to the first day of the relevant Interest Period, which change of circumstance would, in the opinion of Agent or the Alternate Currency Bank, make it impractical for the requested Alternate Currency Advance to be made or continued in such Alternate Currency. If Agent or the Alternate Currency Bank so determines that such a circumstance has occurred in the interbank Eurocurrency market or if Agent or the Alternate Currency Bank determines that the requested Alternate Currency is not readily available to it, Agent shall promptly notify Telxon thereof and such Alternate Currency Advance shall not be made, and any such continuation shall not be effected in such Alternate Currency; and any Alternate Currency Advance outstanding in such Alternate Currency that Telxon shall have so requested to be continued in such Alternate Currency shall be repaid at the end of the then current Interest Period. Telxon may not request that any Alternate Currency Advance originally made in one Alternate Currency be subsequently converted into another Alternate Currency but must repay such Alternate Currency Advance and, subject to the terms and conditions of this Agreement, may reborrow in the other Alternate Currency. There shall not be outstanding at anytime more than ten (10) Eurodollar Loans and Alternate Currency Advances in the aggregate.

                               (e)       Provided that no Event of Default
shall have occurred and be continuing, Telxon may, on the last Business Day of the then current Interest Period applicable to any Eurodollar Rate Loan, convert such outstanding Eurodollar Rate Loan into a Domestic Loan or convert any outstanding Domestic Loan into a Eurodollar Rate Loan in the same aggregate principal amount. If Telxon desires to convert a Domestic Loan or Eurodollar Rate Loan as aforesaid, Telxon shall give Agent not less than three (3) Business Days' prior written notice, specifying the date of such conversion, the Domestic Loan or Eurodollar Rate Loan to be converted and, if the conversion is from a Domestic Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversions there shall not be outstanding more than ten (10) Eurodollar Loans and Alternate Currency Advances in the aggregate.

                               (f)       Subject to Borrowers' right to prepay
Revolving Advances in accordance with Section 2.3, at their option and upon three (3) Business Days' prior written notice, Borrowers may prepay the Eurodollar Loans and the Alternate Currency Advances with accrued interest on the principal being prepaid to the date of such prepayment and, in the event that any prepayment of a Eurodollar Rate Loan or any Alternate Currency Advance is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrowers shall indemnify Agent, Lenders and the Alternate Currency Bank therefor in accordance with Section 2.2(g) hereof.

                               (g)       Each Borrower shall indemnify Agent,
Lenders, and the Alternate Currency Bank and hold Agent, Lenders and the Alternate Currency Bank harmless from and against any and all actual losses or actual expenses that Agent, Lenders and the Alternate Currency Bank may sustain or incur as a consequence of any prepayment or any default by Borrowers in the payment of the principal of or interest on any Eurodollar Rate Loan or any Alternate Currency Advance or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan or any Alternate Currency Advance after notice thereof has been given, including (but not limited to) any interest or other amounts payable by Agent, Lenders or the Alternate Currency Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans or the Alternate Currency Advances hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowers shall be conclusive unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such certificate is received by Telxon or in the case of manifest error.

                               (h)       Notwithstanding any other provision
hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (h), the term "Lender" shall include any Lender, any Alternate Currency Bank, its respective Lending Office and such other office or branch where any Lender, any Alternate Currency Bank or any corporation or bank controlling such Lender or such Alternate Currency Bank makes or maintains any Eurodollar Rate Loans or any Alternate Currency Advances) to make or maintain its Eurodollar Rate Loans or Alternate Currency Advances, the obligation of any Lender to make or maintain Eurodollar Rate Loans or Alternate Currency Advances hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans or Alternate Currency Advance are then outstanding, promptly upon request from such Lender, either pay all such affected Eurodollar Rate Loans or Alternate Currency Advances or convert such affected Eurodollar Rate Loans or Alternate Currency Advance into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan or Alternate Currency Advance is made on a day other than the last day of the Interest Period for such Eurodollar Rate Loan or Alternate Currency Advance, Borrowers shall pay such Lender or Alternate Currency Bank, upon such Lender's or Alternate Currency Bank's request, such amount or amounts as may be necessary to compensate such Lender or Alternate Currency Bank for any loss or expense sustained or incurred by such Lender or Alternate Currency Bank in respect of such Eurodollar Rate Loan or Alternate Currency Advance as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender or Alternate Currency Bank to lenders of funds obtained by such Lender or Alternate Currency Bank in order to make or maintain such Eurodollar Rate Loan or Alternate Currency Advance. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowers shall be conclusive absent manifest error.

                               (i)       Each Lender shall to the extent of the
percentage amount equal to the product of such Lender's applicable Commitment Percentage times the aggregate amount of the Dollar Equivalent of Alternate Currency Advances be deemed to have irrevocably purchased an undivided participation in the obligation of Borrowers to repay an Alternate Currency Advance. In the event at the time such Revolving Advance is deemed made, the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such Revolving Advance, the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount, in each case minus the aggregate amount of outstanding Letters of Credit, minus the Dollar Equivalent of the aggregate amount of outstanding Alternate Currency Advances, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed amount together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to cause the issuance of Alternate Currency Advances hereunder; and (B) no Alternate Currency Advance remains outstanding.

                   2.3. Disbursement of Advance Proceeds. All Advances (other than Alternate Currency Advances) shall be disbursed by Agent from its Lending Office and Alternate Currency Advances shall be disbursed in the requested currency by the Alternate Currency Bank from its Lending Office and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to the Borrowers' account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying, in whole or in part, and reborrowing the Revolving Advances, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Telxon or deemed to have been requested by a Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available by way of credit to Telxon's operating account at National City Bank, Cleveland, Ohio, Account Number 669000037, or such other bank as Telxon may designate following notification to Agent, in immediately available federal or other immediately available funds, or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

                   2.4. Term Loan. (a) Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make the Term Loan to Borrowers in a principal amount equal to such Lender's Commitment Percentage of the Term Loan Amount. The Term Loan shall be funded in two installments. The initial installment shall be in the amount of $1,425,000. The second installment shall be in an amount equal to the lesser of (x) $4,075,000, or (y) the difference between (i) the Term Loan Amount and
(ii) $1,425,000.

                   (b) The initial installment of the Term Loan was advanced on June 28, 1994. Until the second installment of the Term Loan is funded, the Term Loan shall be, with respect to principal, payable commencing on the first day of July, 1994, and on the first day of each month thereafter, in monthly principal installments each in an amount equal to $23,750.00.

                   (c) The second installment of the Term Loan shall be advanced upon satisfaction of the conditions set forth in Sections
          8.2 and 8.3 hereof. The Term Loan shall be, with respect to principal, payable commencing on the first day of the month following the month in which the second installment of the Term Loan is advanced and on the first day of each month thereafter, in monthly principal installments each in an amount equal to one-sixtieth (1/60) of the Term Loan Amount.

                   (d) Notwithstanding anything to the contrary in subsections (b) and (c) of this Section 2.4, the unpaid principal balance of the Term Loan shall be due on the fifth anniversary of the date on which the initial installment of the Term Loan was made, subject to acceleration upon the occurrence of an Event of Default (and the expiration of any applicable cure periods) under this Agreement or the termination of this Agreement.

                   (e) The Term Loan shall be evidenced by and subject to the terms and conditions set forth in the secured promissory note ("Term Note") substantially in the form attached hereto as Exhibit 2.4.

                   2.5.        Maximum Advances.  The aggregate balance of
                     Advances outstanding at any time shall not exceed the lesser of (a)
the Maximum Loan Amount or (b) the sum of the Formula Amount plus the outstanding principal balance of the Term Loan.

                   2.6.        Repayment of Advances.

                               (a)       The Advances shall be due and payable
in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.4 hereof and in the Term Note.

                               (b)       Each Borrower recognizes that the
amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit the Borrowers' account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day following the Business Day Agent receives such remittances via wire transfer or electronic depository check from either the Blocked Account bank or the Depository Account bank, as provided for in Section 4.15(h). Agent is not, however, required to credit the Borrowers' account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge the Borrowers' account for the amount of any item of payment which is returned to Agent unpaid.

                               (c)       All payments of principal, interest
and other amounts payable hereunder, or under any of the Other Loan Documents, other than with respect to Alternate Currency Advances shall be made to Agent at the Payment Office on the due date therefor not later than 1:00 p.m. (New York Time) in Dollars in Federal funds or other funds immediately available to Agent and if made by wire transfer shall be made to The Bank of New York, One Wall Street, New York, New York 10015, ABA No. 021000018, Account No. 0000016608, Reference: Telxon Corporation or such other account as Agent shall direct in writing to Telxon. All payments of principal and interest payable with respect to Alternate Currency Advances shall be made to the Alternate Currency Bank at its Lending Office on the due date thereof not later than 11:00 a.m. (New York Time) in immediately available funds in the relevant
Alternate Currency.   Agent shall have the right to effectuate payment on any
and all Obligations due and owing hereunder by charging Borrowers' account or by making Advances as provided in Section 2.2 hereof.

                               (d)       Borrowers shall pay principal,
interest and all other amounts payable hereunder, or under any Other Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

                   2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable upon discovery thereof by, or notice thereof delivered to, Telxon without the necessity of any further demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

                   2.8. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. For each month, Agent shall send to Telxon a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon each Borrower and shall constitute an account stated between Lenders and each Borrower, unless Agent receives a written statement of Telxon's specific exceptions thereto within forty-five (45) days after such statement is received by Telxon or in the case of manifest error. The records of Agent with respect to the loan accounts shall be prima facie evidence of the amounts of Advances and other changes thereto and of payments applicable thereto.

                   2.9. Letters of Credit. Subject to the terms and conditions hereof, Agent shall (a) issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) plus (iii) the Dollar Equivalent of Alternate Currency Advances to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit together with the Dollar Equivalent of Alternate Currency Advances shall not exceed $10,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the applicable Revolving Advance Rate; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.9 ("Letter of Credit and Security Agreement").

                   2.10.       Issuance of Letters of Credit.

                               (a)       Telxon may request Agent to issue or
cause the issuance of a Letter of Credit by delivering to Agent at its Lending Office, Agent's standard form of Letter of Credit and Security Agreement together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request.

                               (b)       Each Letter of Credit shall, among
other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

                   2.11.       Requirements For Issuance of Letters of Credit .

                               (a)       In connection with the issuance of any
Letter of Credit the Borrowers shall indemnify, save and hold Agent and each Lender harmless from any actual (and not consequential) loss, cost, expense or liability, including, without limitation, payments made by Agent and any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower except for Agent's or any Lender's willful misconduct or gross (not mere) negligence. The Borrowers shall be bound by Agent's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for its account, although this interpretation may be different from its own; and, neither Agent nor any Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Telxon's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent's or any Lender's or such correspondents' willful misconduct or gross (not mere) negligence.

                               (b)       Telxon shall authorize and direct any
bank which issues a Letter of Credit to name the applicable Borrower as the "Account Party" therein and to deliver to Agent all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                               (c)       In connection with all Letters of
Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances;
(ii) to sign such Borrower's
name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct or gross (not mere) negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                               (d)       Each Lender shall to the extent of the
percentage amount equal to the product of such Lender's applicable Commitment Percentage times the aggregate amount of all disbursements made with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in the reimbursement obligation of Borrowers as a consequence of such disbursement. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of (a) the Maximum Revolving Advance Amount or
(b) the Formula Amount, in each case minus the aggregate amount of outstanding Letters of Credit, minus the Dollar Equivalent of the aggregate amount of outstanding Alternate Currency Advances, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder;
(B) no Letter of Credit issued hereunder remains outstanding and uncancelled or
(C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

                   2.12. Additional Payments. Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Loan Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13,
4.14 and 6.1 hereof, may be charged to the Borrowers' account as a Revolving Advance and added to the Obligations.

                   2.13.       Manner of Borrowing and Payment.

                               (a)       Each borrowing of Advances shall be
advanced according to the applicable Commitment Percentages of the Lenders.

                               (b)       Each payment (including each
prepayment) by Borrowers on account of the principal of and interest on the Revolving Credit Note, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Term Note, shall be applied to the Term Loan pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of Lenders to Agent's Lending Office, in each case on or prior to 1:00 p.m., New York time, in Dollars and in immediately available funds.

                               (c)       (i)  Notwithstanding anything to the
contrary contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by Agent. On or before 1:00 p.m., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments or prepayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of such excess, and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall, through its Lending Office, provide each Lender with funds in an amount equal to its applicable Commitment Percentage of such excess.

                               (ii)       Each Lender shall be entitled to earn
interest at the applicable Contract Rate on outstanding Advances which it has funded.

                               (iii)  Promptly following each Settlement Date,
Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                               (d)       If any Lender or any Transferee (a
"benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each Lender; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                               (e)       Unless Agent shall have been notified
by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Telxon of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the Revolving Interest Rate applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

                   2.14. Mandatory Prepayments. Upon the sale or other disposition by any Borrower of any Collateral other than Inventory in the ordinary course of business and Equipment to the extent permitted by Section
4.3 hereof, such Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than five (5) Business Days following receipt by such Borrower of such net proceeds. Until the date of payment, such proceeds shall be held in trust for Agent by such Borrower. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. The net proceeds from the sale of the Texas Real Property shall be applied first to the outstanding principal installments on the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof. The net proceeds from the sale of any Collateral other than the Texas Real Property shall be applied to the Revolving Advances in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof; provided, however, at such times as the outstanding amount of Advances (other than the Term Loan) is less than $3,000,000, Borrowers shall be permitted to retain the net proceeds of the sale or other disposition of any Collateral other than the Texas Real Property.


          III.     INTEREST AND FEES.

                   3.1. Interest. Interest on Advances shall be payable in arrears with respect to Domestic Loans, on the first day of each month, and, with respect to Eurodollar Rate Loans and Alternate Currency Advances, at the end of each Interest Period, in respect of the actual principal amount of Advances outstanding at the end of each day at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate,
(ii) with respect to the Term Loan, the applicable Term Loan Rate, and (iii) with respect to Alternate Currency Advances, the applicable Alternate Currency Interest Rate. Interest with respect to Advances (other than the Alternate Currency Advances) shall be paid to Agent for the ratable benefit of Lenders and interest with respect to the Alternate Currency Advances shall be paid to the Alternate Currency Bank. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, if applicable, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the declaration of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (the "Default Rate").

                   3.2.        Letter of Credit Fees.

                   Borrowers shall pay Agent for the ratable benefit of the Lenders (i) (A) for issuing or causing the issuance of a standby Letter of Credit, a fee computed at a rate per annum of two percent (2%) on the outstanding amount thereof from time to time and (B) for issuing or causing the issuance of a Letter of Credit that is not a standby Letter of Credit, a fee equal to two percent (2%) of the original and each increase in the face amount thereof for each 120 days or part thereof of its term (the fees set forth in (A) and

(B) referred to as "Letter of Credit Fees") and (ii) Bank's other customary charges payable in connection with Letters of Credit as in effect from time to time (which charges shall be furnished to Borrower by Agent upon request).
Such fees and charges shall be payable (i) in the case of any Letter of Credit, on its opening (ii) in the case of a standby Letter of Credit, (A) monthly thereafter in advance and (B) upon each increase in the outstanding amount thereof and (iii) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                   At any time following the occurrence, the declaration and during the continuation of an Event of Default, Borrowers will upon demand by Agent cause cash to be deposited and maintained in an account established by Agent, as cash collateral, in an amount equal to outstanding face amount of Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into Lender's possession at any time. Agent will invest or cause to be invested such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Telxon mutually agree and absent such agreement, in Agent's discretion, and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrowers may not withdraw amounts credited to any such account except (i) upon the final indefeasible payment and performance in full of all Obligations and termination of this Agreement or (ii) if no Event of Default or Default shall exist at the time of such withdrawal.

                   3.3.        Fees.

                               (a)       Unused Line Fee.  If, for any calendar
month during the term of this Agreement, the average daily unpaid balance of the Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for ratable benefit of Lenders a fee at a rate equal to three-eighths of one percent (3/8%) per annum on the amount by which that portion of the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent for ratable benefit of Lenders in arrears on the last day of each month.

                               (b)       Collateral Evaluation Fee.  Borrowers
shall pay to Agent a monthly collateral evaluation fee in the sum of

$1,500 commencing on the first day of the month following the month in which the Advances (exclusive of the Term Loan) exceed $3,000,000 (the "Trigger Event"); provided, however, that in the event (i) the amount of Advances (exclusive of the Term Loan) shall not exceed $3,000,000 at any time during any consecutive two (2) month period following the month in which the Trigger Event occurred (the "Two Month Period"), (ii) no Event of Default or Default shall have occurred and be continuing, and (iii) Agent receives a certificate of the Chief Financial Officer of Telxon stating that Borrowers do not anticipate that the outstanding amount of Advances (exclusive of the Term Loan) will exceed $3,000,000 for an additional three (3) month period following the Two Month Period (the "Certificate") the collateral evaluation fee shall not be payable until such time as the outstanding Advances (exclusive of the Term Loan) shall exceed $3,000,000.

                               (c)       Alternate Currency Advance Fees.
Borrowers shall pay Agent for the ratable benefit of the Lenders for causing the issuance of Alternate Currency Advances a fee computed at a rate per annum of two and one half percent (2.5%) on the Dollar Equivalent of the outstanding Alternate Currency Advances. Such fee shall be payable upon the making of the Alternate Currency Advance and monthly thereafter in advance and shall be deemed earned in full on the date when the same is due and payable hereunder and shall not be subject to rebate or proration upon early termination of an Alternate Currency Advance for any reason.

                   3.4. Collateral Examination Fee. Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral examination - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent in its reasonable judgment and which monitoring is undertaken by Agent or for Agent's benefit - a collateral examination fee in an amount equal to $600 per day for each person employed to perform such examination, plus all out-of-pocket costs and disbursements reasonably incurred by Agent in the performance of such examination or analysis.

                   3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

                   3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Agent or any Lender or the Alternate Currency Bank has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess interest is greater than the previously unpaid principal balance, the applicable recipient shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

                   3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Agent or any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent, any Lender or the Alternate Currency Bank, any Lending Office and any corporation or bank controlling Agent, any Lender or any Alternate Currency
Bank) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other regulatory authority, shall:

                               (a)       subject Agent or any Lender to any new
or additional tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Loan Documents (except for taxes on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                               (b)       impose, modify or hold applicable any
reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                               (c)       impose on Agent or any Lender or the
London interbank eurodollar market any other condition with respect to this Agreement or any Other Loan Documents;

and the result of any of the foregoing is to increase the cost to Agent or Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and provide an explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent manifest error.

                   3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent, any Lender or any Alternate Currency Bank shall have determined that:

                               (a)       reasonable means do not exist for
ascertaining the Eurodollar Rate for any Interest Period; or

                               (b)       Dollar deposits in the relevant amount
and for the relevant maturity are not available in the London interbank eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Loan into a Eurodollar Rate Loan, then Agent shall give Telxon prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Loan, unless Telxon shall notify Agent no later than 10:00 a.m. (New York City time) three (3) Business Days prior to the date of such proposed borrowing, that the request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, and (ii) any Eurodollar Rate Loan or Domestic Loan which was to have been converted to an affected type of Eurodollar Rate Loan, shall be continued as or converted into a Domestic Loan or, if Telxon shall notify Agent, no later than 10:00 a.m. (New York City time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrowers shall not have the right to convert a Domestic Loan into an affected Eurodollar Rate Loan.

                   3.9.        Capital Adequacy.

                               (a)       In the event that Agent or any Lender
shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent, any Lender or the Alternate Currency Bank, any Lending Office and any corporation or bank controlling Agent, any Lender or any Alternate Currency Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this
Section 3.9 shall be
available to Agent and each Lender regardless of any possible contention by Agent, any Lender or any other financial institution of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                               (b)       A certificate of Agent or such Lender
setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof and the reasons therefor when delivered to Borrowers shall be conclusive absent manifest error.

                   3.10. Survival. The obligations of Borrowers under Sections 2.2(g), 3.7, 3.8, and 3.9 shall survive termination of this Agreement and the Other Loan Documents and payment in full of the Obligations.


          IV.      COLLATERAL:  GENERAL TERMS

                   4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby acknowledges and confirms that Agent for the benefit of Lenders has and shall continue to have a Lien in all Collateral heretofore granted by such Borrower pursuant to the Original Loan Agreement, and to the extent not otherwise granted thereunder, each Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

                   4.2. Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers,
(iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrowers' account as a Revolving Advance and added to the Obligations or, at Agent's option, shall be paid to Agent immediately upon written demand therefor.

                   4.3. Disposition of Collateral. Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $1,000,000 and only (x) to the extent that the proceeds of any such disposition (i) are used to acquire replacement Equipment which is subject to Agent's security interest or (ii) applied to reduce outstanding Advances of the Borrowers in accordance with
Section 2.14 hereof, or (y) with the prior written consent of Lenders.

                   4.4. Preservation of Collateral. Following the occurrence of an Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrowers' premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrowers' account as a Revolving Advance and added to the Obligations.

                   4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each and every item of its respective Collateral to Agent, subject to the security interests set forth in Schedule 1.2; and, except for Permitted Encumbrances, the Collateral shall be free and clear of all Liens, Claims, Charges and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent or any Lender with respect to the Collateral shall be true and correct in all material respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; (d) each location where the value of Borrower's Inventory exceeds $100,000 is set forth on Schedule 4.5(b); and (e) each Borrower's Equipment and Inventory shall be located as set forth on
Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to (i) the sale of Inventory in the ordinary course of business, (ii) the sale of Equipment to the extent permitted in Section 4.3 hereof, (iii) transfers by any Borrower of Inventory from one location set forth on Schedule 4.5 to another location set forth on
Schedule 4.5 provided that after giving effect to such transfer the aggregate value of Inventory located at the location to which the Inventory was transferred does not exceed $100,000 at any time, (iv) transfers by any Borrower of Inventory and/or Equipment from one location set forth on Schedule 4.5(b) to another location set forth on Schedule 4.5(b) provided that Agent has filed financing statements against each Borrower in such location and (v) transfers by any Borrower of Equipment from one location set forth on Schedule 4.5(b) to a location set forth on Schedule 4.5 provided that Agent has filed financing statements against each Borrower in such location.

                   4.6. Defense of Agent's and Lender's Interests. (a) Until (i) payment and performance in full of all of the Obligations and (ii) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section
4.3 hereof), assign, transfer (except to the extent permitted in Section 4.3 hereof), create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way, except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all persons whatsoever.

                   (b) At any time following demand by Agent in accordance with the terms of this Agreement for payment of all Obligations, (i) Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials, (ii) Borrowers shall, upon demand of Agent, assemble the Collateral in the best manner possible and make it available to Agent at a place reasonably convenient to Agent, and (iii) each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrowers' possession, they, and each of them, shall be held by Borrowers in trust as Agent's trustee, and Borrowers will immediately deliver them to Agent in their original form together with any necessary endorsement.

                   4.7. Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

                   4.8. Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the term of this Agreement to exhibit and deliver to Agent and each Lender copies of any of such Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise. Agent and each Lender, however, will attempt to obtain by written request such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities. Agent will advise the Borrowers of any requests made to obtain information or materials from such accountants or authorities.

                   4.9.        Compliance with Laws.   Each Borrower shall
comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which would have a material adverse effect on the Collateral, or the operations, business or condition (financial or otherwise) of Borrowers taken as a whole. Any Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

                   4.10. Inspection of Premises. At all reasonable times Agent or any Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of each Borrower's business.

                   4.11. Insurance. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to its property. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, in each case for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Agent with
(i) evidence of the existence of such insurance and evidence of the maintenance of such policies or the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as loss payee as its interests may appear with respect to all insurance coverage referred to in clause (a) above and naming Agent as co-insured with respect to all insurance coverage referred to in clauses (b) and (c) above, and providing with respect to all insurance coverage referred to in clause (a) above (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above which authority may be utilized by Agent only after the occurrence and during the continuation of an Event of Default. All loss recoveries received by Agent with respect to the Texas Real Property shall be applied first, to principal installments of the Term Loan in the inverse order of the maturities thereof and, second, to the remaining Obligations in such order as Agent in its sole discretion shall determine. All other loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine.
Any surplus shall be paid by Agent to the applicable Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by such Borrower to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrowers insurance proceeds (other than proceeds relating to the Texas Real Property which shall be applied to the Obligations in the manner set forth above) received by Agent during any calendar year under insurance policies procured and maintained by Borrowers which insure Borrowers' insurable properties (other than the Texas Real Property) to the extent such insurance proceeds do not exceed $1,000,000 in the aggregate during such calendar year or $500,000 per occurrence. In the event the amount of insurance proceeds (other than proceeds relating to the Texas Real Property which shall be applied to the Obligations in the manner set forth above) received by Agent for any occurrence exceeds $500,000 but does not exceed $1,000,000 in the aggregate during any calendar year, then Agent shall not be obligated to remit the insurance proceeds to Borrowers unless Borrowers shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrowers have previously received (or, after giving effect to any proposed remittance by Agent to Borrowers would receive) insurance proceeds (other than proceeds relating to the Texas Real Property which shall be applied to the Obligations in the manner set forth above) which equal or exceed $1,000,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrowers upon Borrowers providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall then have occurred, and (y) Borrowers shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

                   4.12. Failure to Pay Insurance. If any Borrower fails to obtain insurance as required by this Agreement, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for such Borrower's account, and charge such Borrower's account therefor and such expenses so paid shall be part of the Obligations.

                   4.13. Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges or Claims lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any Claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may with notice to such Borrower pay the taxes, assessments or Liens, and such Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof, except that Agent will not pay any taxes, assessments or Liens to the extent that such Lien constitutes a Permitted Encumbrance. The amount of any payment by Agent under this Section 4.13 shall be charged to the Borrowers' account as a Revolving Advance and added to the Obligations and, until such Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to such Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

                   4.14. Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect where the failure to so comply would have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole and, at Agent's request will provide evidence of having done so.

                   4.15.       Receivables.

                               (a)       Nature of Receivables.  Each of the
Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by such Borrower to Agent.

                               (b)       Solvency of Customers.  Each Customer,
to the best of each Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                               (c)       Locations of Borrowers.  Each
Borrower's chief executive office is located at the address set forth on
Schedule 4.15(c) hereto. Until written notice is given to Agent by any Borrower of any other office at which it keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                               (d)       Collection of Receivables.  Until any
Borrower's authority to do so is terminated by Agent (which notice Agent may give only at any time following the occurrence of an Event of Default or a Default), each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with such Borrower's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to Agent or the Blocked Account in original form and within three (3) days of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                               (e)       Notification of Assignment of
Receivables. At any time following the occurrence of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Borrowers' account and added to the Obligations.

                               (f)       Power of Agent to Act on Borrowers'
Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (A) at any time (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; and (v) to do all other acts and things necessary to carry out this Agreement and (B) following the occurrence of an Event of Default (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of such Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (vi) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (vii) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (viii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, except for said attorney's or designee's willful misconduct or gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate.

                               (g)       No Liability.  Neither Agent nor any
Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom other than as a result of its respective willful misconduct or gross (not mere) negligence. Following the occurrence of an Event of Default or Default Agent may, without notice or consent from the applicable Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by the applicable

Borrower, all without discharging or in any way affecting the applicable Borrower's liability hereunder.

                               (h)       Establishment of a Lockbox Account,
Dominion Account. All proceeds of Collateral shall, at the direction of Agent, be deposited by each Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by each Borrower and be acceptable to Agent. Each Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such "blocked account" shall immediately become the property of Agent and each Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and each Borrower shall deposit all proceeds of Receivables or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts. Notwithstanding the foregoing, until the Trigger Event occurs, Agent shall direct the bank where the Blocked Account is located to, at Telxon's request, transfer Customer remittances to Telxon's operating account at such bank unless an Event of Default or Default shall exist at the time the remittances are received. Following the occurrence of the Trigger Event all Customer remittances shall be transferred to Agent provided, however, in the event (i) the amount of Advances (exclusive of the Term Loan) shall not exceed $3,000,000 at any time during any consecutive two (2) month period following the month in which the Trigger Event occurred, (ii) no Event of Default or Default shall have occurred and be continuing, and (iii) Agent receives the Certificate, Agent shall, at Telxon's request, direct the bank where the Blocked Account is located to transfer the remittances to Telxon's operating account at such bank.

                               (i)       Adjustments.  No Borrower will,
without Lenders' consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

                   4.16. Inventory. All Inventory which is subject to the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder (the "FFLS") has been and will be produced by Borrowers in accordance with the FFLS.

                   4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statutes, ordinances, codes, rules or regulations. Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

                   4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever except as may be expressly provided for herein, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof other than as a result of its respective willful misconduct or gross (not mere) negligence. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

                   4.19.       Environmental Matters.

                               (a) Borrowers will ensure that all Real Property
remains in compliance with all Environmental Laws and will not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                               (b)       Borrowers will establish and maintain
a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                               (c)       Borrowers will (i) employ in
connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                               (d)       In the event any Borrower obtains,
gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at any Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at any Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting any Real Property or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Telxon shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                               (e)       Borrowers shall promptly forward to
Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Lender until the claim is settled. Telxon shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                               (f)       Borrowers shall respond promptly to
any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrowers shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrowers shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral:
(A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate, shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

                               (g)       Promptly upon the written request of
Agent from time to time, which request shall indicate Lenders' basis for concern, Telxon shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $250,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                               (h)       Borrowers shall defend and indemnify
Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expenses is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                               4.20.     Financing Statements.  Except as
respects the financing statements filed by Agent, the financing statements described on Schedule 1.2 and financing statements evidencing Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

          V.       REPRESENTATIONS AND WARRANTIES.

          Each Borrower represents and warrants as follows:

                   5.1. Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Loan Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Loan Documents (a) are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, certificate of incorporation, or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower or its property is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any charter, by-law, material agreement or other material instrument to which such Borrower or its property is a party or by which it may be bound.

                   5.2.        Formation and Qualification.

                               (a)       Each Borrower is duly incorporated and
in good standing under the laws of the state listed on Schedule 5.2(a) hereto and is qualified to do business and is in good standing under the laws of the states listed on Schedule 5.2(b) which constitute all locations in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify would have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole. Each Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

                               (b)       The only Subsidiaries of Borrowers as
of the Effective Date are listed on Schedule 5.2.

                   5.3. Survival of Representations and Warranties. All representations and warranties of each Borrower contained in this Agreement and the Other Loan Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Loan Documents, and shall (without prejudice to the terms of any such Other Loan Documents) survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

                   5.4. Tax Returns. Each Borrower's federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except to the extent such taxes, assessments, fees and other charges constitute Permitted Encumbrances. Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ended March 31, 1990. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

                   5.5.        Financial Statements.

                               (a)       The balance sheets of Telxon and its
Subsidiaries on a Consolidated Basis of December 31, 1994 (the "Balance Sheet") furnished to Agent is accurate, complete and correct and fairly reflects the financial condition of Borrower as of such date, and has been prepared in accordance with GAAP, consistently applied, subject to normal year end adjustments and the absence of footnote disclosures. The Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Telxon. Since the date of such financial statements, there has been no material adverse change in the business, financial condition, prospects or results of operations of any of Telxon or its Subsidiaries.

                               (b)       The twelve-month cash flow projections
of Telxon and its Subsidiaries on a Consolidated Basis and consolidating basis and the projected balance sheets as of the Effective Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Telxon, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect each Borrower's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

                               5.6.      Corporate Name.  Except as set forth
on Schedule 5.6, no Borrower has been known by any other corporate name in the past five years or sells Inventory under any other name nor has any Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

                   5.7.        O.S.H.A. and Environmental Compliance.

                               (a)       Each Borrower has duly complied with,
and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

                               (b)       Each Borrower has been issued all
required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                               (c)       (i) There are no visible signs of
releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower; (ii) except the underground storage tanks located on the premises of PTC at Akron-Canton Regional Airport, Hangar 13, 5430 Lauby Road, North Canton, Ohio as described in the Phase I Environmental Site Assessment conducted by Electro-Analytical Laboratories dated January 1993, there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

                   5.8.        Solvency; No Litigation, Violation, Indebtedness
                     or Default.

                               (a)       Telxon and its Subsidiaries on a
Consolidated Basis are solvent, able to pay their debts as they mature, have capital sufficient to carry on their businesses and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

                               (b)       Except as disclosed in Schedule 5.8(b)
as such schedule may be amended and modified by Borrowers from time to time in accordance with Section 9.4 hereof, no Borrower has (i) pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of materially and adversely affecting its business, assets, operations, condition or prospects, financial or otherwise, or the Collateral, or the ability of such Borrower to perform this Agreement or the Other Loan Documents, or (ii) any Indebtedness for borrowed money other than the Obligations and the Subordinated Indebtedness.

                               (c)       No Borrower is in violation, nor has
any Borrower received notice of its violation of any applicable statute, regulation or ordinance in any respect materially and adversely affecting the Collateral or the business, assets, operations, condition (financial or otherwise), or prospects, of Borrowers taken as a whole, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

                               (d)       No Borrower or any member of the
Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Borrower or any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities,
(vi) no Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower or any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower or any member of the Controlled Group or any fiduciary of, or any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Borrower or any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower or any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

                   5.9.        Patents, Trademarks, Copyrights and Licenses.
All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, tradenames, assumed names and licenses owned or utilized by any Borrower and which are material to the business and operations of Borrowers are set forth on
Schedule 5.9, are valid and, where necessary, have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no pending challenge to the validity of any such material patent, trademark, copyright, tradename or license and no Borrower is aware of any grounds for any challenge which would have a material adverse effect on the business, assets, operations, condition (financial or otherwise) of Borrowers taken as a whole, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, design right, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or the rights thereto were lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items which are material to the business or operations of such Borrower has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. Except as set forth on Schedule 5.9, with respect to all software used by any Borrower, such Borrower is in possession of all source and object codes related to each piece of software which is material to the business or operations of Borrowers taken as a whole or is the beneficiary of a source code escrow agreement each such source code escrow agreement being listed on Schedule 5.9 hereto.

                   5.10.       Licenses and Permits.  Except as set forth in
Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business, in each case where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective of Borrowers taken as a whole.

                   5.11.       Default of Indebtedness.  Except as set forth on
Schedule 5.11, no Borrower is in default in the payment of the principal of or interest on any Indebtedness for borrowed money or under any instrument or agreement under or subject to which any Indebtedness for borrowed money has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

                   5.12. No Default. No Borrower is in default in the payment of any Indebtedness for borrowed money or the performance of any of its material contractual obligations and no Default has occurred.

                   5.13. No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which would materially and adversely affect the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

                   5.14. No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

                   5.15. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

                   5.16. Investment Company Act. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

                   5.17. Disclosure. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which such Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the condition (financial or otherwise), results of operations, business, or assets of Borrowers taken as a whole.

                   5.18. Delivery of Subordinated Debt Documentation. Agent has received complete copies of the Subordinated Debt Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

                   5.19. Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

                   5.20.       Conflicting Agreements.  Except as set forth on
Schedule 5.20, no provision of any material mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrowers or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Loan Documents.

                   5.21. Application of Certain Laws and Regulations. No Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

                   5.22. Business and Property of Borrower. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than the ownership and operation of an airplane and activities related to the use of such airplane by Borrowers, research, design, development, acquisition, marketing, manufacturing and sale of software and products utilizing proprietary software, portable teletransaction computers, symbology encoding, recognition and decoding, scanning and communicating devices, pen-based products, wireless systems, integration and voice integration technologies, radios and other electronic devices and activities related to or necessary to conduct such business. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

                   5.23. Material Changes. Since the Closing Date, no material adverse change has occurred in the business, financial condition, prospects or results of operations of any Borrower, or the existence or value of the Collateral except as otherwise disclosed in writing to Agent prior to the Effective Date.

          VI.      AFFIRMATIVE COVENANTS.

          Borrowers shall, until payment in full of the Obligations and termination of this Agreement:

                   6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge the account of Borrowers for all such fees and expenses.

                   6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively their businesses according to good business practices and maintain all of their properties useful or necessary in their businesses in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral where the failure to do so would have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole; (b) keep in full force and effect their existence and comply in all material respects with the laws and regulations governing the conduct of their businesses, where the failure to do so would have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain their rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof, as the case may be, where the failure to do so would have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole.

                   6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to any Borrower which may materially and adversely affect the Collateral or the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole.

                   6.4. Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them; provided, however, Borrowers shall not be required to so comply if the aggregate amount of such Receivables do not exceed $250,000 at any one time.

                   6.5. Net Worth. Cause to be maintained as of the end of each fiscal quarter of Borrowers a Net Worth of not less than $117,585,000.

                   6.6. Tangible Net Worth. Cause to be maintained as of the end of each fiscal quarter of Borrowers a Tangible Net Worth of not less than $75,000,000.

                   6.7. Current Ratio. Cause to be maintained as of the end of each fiscal quarter of Borrowers a ratio of Current Assets to Current Liabilities not less than 1.75 to 1.00.

                   6.8. Indebtedness to Tangible Net Worth Ratio. Cause to be maintained as of the end of each fiscal quarter of Borrowers a ratio of Indebtedness of Telxon and its Subsidiaries on a Consolidated Basis to (a) the sum of Tangible Net Worth plus (b) the Subordinated Indebtedness no greater than 1.45 to 1.00.

                   6.9. Working Capital. Cause to be maintained as of the end of each fiscal quarter of Borrowers, Working Capital in an amount not less than $70,000,000.

                   6.10. Fixed Charge Coverage. Cause the Fixed Charge Coverage for each fiscal period set forth below to be greater at the end of such fiscal period than the ratio set forth opposite such fiscal period below:

                                                  Fixed Charge
          Fiscal Period                          Coverage Ratio
          -------------                          --------------
July 1, 1993 thru September 30, 1993             2.00 to 1.00
July 1, 1993 thru December 31, 1993              2.00 to 1.00
July 1, 1993 thru March 31, 1994                 2.00 to 1.00
July 1, 1993 thru June 30, 1994                  2.00 to 1.00
October 1, 1993 thru September 30, 1994          2.00 to 1.00
January 1, 1994 thru December 31, 1994           2.00 to 1.00
April 1, 1994 thru March 31, 1995                2.00 to 1.00
July 1, 1994 thru June 30, 1995                  2.00 to 1.00
October 1, 1994 thru September 30, 1995          2.00 to 1.00
January 1, 1995 thru December 31, 1996           2.00 to 1.00
April 1, 1995 thru March 31, 1996                2.00 to 1.00

                   6.11. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

                   6.12. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary.

                   6.13. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9 and 9.12 to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

                   6.14. Guarantees. Upon the request of Agent following the occurrence of an Event of Default, Borrowers shall cause each of the Foreign Subsidiaries to deliver to Agent Guarantees duly executed by each of such Foreign Subsidiaries in form and substance satisfactory to Agent.


          VII.     NEGATIVE COVENANTS.

          No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

                   7.1.        Merger, Consolidation, Acquisition and Sale of
                     Assets.

                               (a)  (i)  Enter into any merger, consolidation
or other reorganization with or into any other Person, (ii) permit any other Person to consolidate with or merge with it except for Permitted Acquisitions, or (iii) acquire all or a substantial portion of the assets or stock of any Person, except Permitted Acquisitions and acquisitions of stock or assets of any Person in exchange for the stock of such Borrower with the prior written consent of Agent which consent will not be unreasonably withheld.

                               (b)       Sell, lease, transfer or otherwise
dispose of any of its properties or assets, except (i) in the ordinary course of its business, (ii) as permitted by Section 4.3 and (iii) the sale of the undeveloped land owned by Telxon located at I-77 and White Pond Drive, Akron, Ohio.

                   7.2. Creation of Liens. Create or suffer to exist any Lien, Charge, Claim or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

                   7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement, indemnity or guaranty thereof or otherwise (other than to Lenders) except (a) the endorsement of checks in the ordinary course of business; (b) guarantees by Borrowers of the obligations of another Borrower; (c) guarantees by Borrowers after the Closing Date of the obligations of their Subsidiaries (other than a Borrower) provided that the aggregate amount so guaranteed together with the loans made by Borrowers to such Subsidiaries does not exceed $4,000,000 in the aggregate at any time outstanding; and (d) as disclosed on Schedule 7.3.

                   7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, (e) investments existing on the Effective Date in Subsidiaries existing on the Effective Date, (f) Permitted Acquisitions and Permitted Acquisition Subsidiaries, (g) investments made in the ordinary course of business to developers of technology and to acquire licenses provided that the aggregate outstanding amount of such investments together with loans permitted by Section 7.5(d) does not exceed $1,000,000 at any time and (h) investments made to Subsidiaries formed after the Effective Date pursuant to Section 7.12 (a)(ii) hereof.

                   7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Subsidiary or Affiliate except (a) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business,
(b) loans made by any Borrower to another Borrower, (c) loans to Subsidiaries (other than a Borrower) provided that the aggregate Dollar Equivalent of such loans together with the aggregate amount of the obligations of such Subsidiaries guaranteed by Borrowers does not exceed $4,000,000 in the aggregate at any time, (d) loans after the Closing Date in the ordinary course of business to developers of technology and to acquire licenses provided that the aggregate outstanding amount of such loans together with investments permitted by Section 7.4(g) does not exceed $1,000,000 at any time, (e) loans to employees in the ordinary course of business provided that the aggregate amount of such loans does not exceed $1,000,000 at anytime and (f) loans set forth on Schedule 7.5.

                   7.6. Capital Expenditures. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases but excluding construction costs relating to the Texas Real Property) in any fiscal year of Borrowers in an amount in excess of $20,000,000.

                   7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions of such Subsidiaries payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower and not permit any Subsidiary to do any of the foregoing except that (a) so long as (i) no notice of termination with regard to this Agreement shall be outstanding, (ii) no Event of Default or Default shall have occurred and be continuing or will result as a result of such payment and (iii) the aggregate amount of such dividends paid during any fiscal year of Telxon does not exceed $250,000, Telxon may pay dividends on its outstanding shares of capital stock in the amount of $.01 per share and each Borrower (other than Telxon) may pay dividends to Telxon.

                   7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt and accrued expenses) of any Borrower except in respect of (i) Indebtedness to Lenders; (ii) the Subordinated Indebtedness; (iii) Indebtedness incurred for capital expenditures permitted under Section 7.6 hereof; and (iv) Indebtedness set forth on Schedule 7.8.

                   7.9. Nature of Business. Substantially change the nature of the business in which Borrowers are presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

                   7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions in the ordinary course of business as conducted on the Closing Date, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate and (b) transactions set forth on Schedule 7.10.

                   7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $10,000,000 in any one fiscal year.

                   7.12.       Subsidiaries.

                               (a)       Form any Subsidiary except for (i)
Permitted Acquisition Subsidiaries and (ii) Subsidiaries (other than Permitted Acquisition Subsidiaries) provided that the aggregate amount investments and loans to such Subsidiaries does not exceed $1,000,000 at any time.

                               (b)       Enter into any partnership, joint
venture or similar arrangement.

                   7.13. Fiscal Year and Accounting Changes. Change its fiscal year from a year ending on March 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or
(ii) in tax reporting treatment except as required by law.

                   7.14. Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the Effective Date.

                   7.15. Amendment of Certificates of Incorporation, By-Laws. Amend, modify or waive any term or material provision of their respective Certificates of Incorporation, By-Laws, memorandum or articles of association unless required by law.

                   7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Telxon or any member of the Controlled Group or the imposition of a lien on the property of Telxon or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

                   7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness for borrowed money (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower except for regularly scheduled sinking fund and interest payments permitted pursuant to the terms of the Subordinated Debt Documentation as in effect on the Closing Date.


          VIII.    CONDITIONS PRECEDENT.

                   8.1. Conditions of Effectiveness. This Agreement shall become effective upon satisfaction or waiver by Lenders of each of the following conditions precedent:

                               (a)       Copies of Agreement.  Agent shall have
received six (6) copies of this Agreement executed by Borrowers and Lenders;

                               (b)       Corporate Proceedings of Borrowers and
Guarantors. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Borrower and each Guarantor authorizing (i) the execution, delivery and performance of this Agreement and any Other Loan Documents to which such Person is a party and (ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower or Guarantor, as the case may be, as of the Effective Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                               (c)       Incumbency Certificates of Borrowers
and Guarantors. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower and each Guarantor, dated the Effective Date, as to the incumbency and signature of the officers of each Borrower and each Guarantor executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                               (d)       Certificates.  Agent shall have
received a copy of the Articles or Certificate of Incorporation of Products, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Products and all agreements of Products' shareholders certified as accurate and complete by the Secretary or Assistant Secretary of Products;

                               (e)       Good Standing Certificates.  Agent
shall have received good standing certificates for Products dated not more than thirty (30) days prior to the Effective Date, issued by the Secretary of State or other appropriate official of Products' jurisdiction of incorporation and each jurisdiction where the conduct of Products' business activities or the ownership of its properties necessitates qualification;

                               (f)       Legal Opinion.  Agent shall have
received the executed legal opinion of Goodman Weiss Miller Freedman with respect to Borrowers in form and substance satisfactory to Lenders which shall cover such matters incident to the transactions contemplated by this Agreement, the Pledge Agreements, the Guaranty of Products and the Guarantor Security Agreement of Products and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and the Lenders;

                               (g)       No Litigation.  (i)  No litigation,
investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement and the Other Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, would, in the reasonable opinion of Agent, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Borrowers taken as a whole; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement or the Other Loan Documents shall have been issued by any governmental authority;

                               (h)       Consents.  Agent shall have received
any and all domestic and foreign Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Loan Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                               (i)       Guarantees, Guarantor Security
Agreements, Pledge Agreements and Other Documents.  Agent shall have received
(a) affirmations of the Guarantees and the Guarantor Security Agreements existing as of the Effective Date, (b) a Guaranty from Products, (c) a Guarantor Security Agreement duly executed by Products with respect to all of the assets of Products, (d) the Pledge Agreements and (e) all Other Loan Documents, in each case duly executed by each party thereto each in form and substance satisfactory to Agent and Lenders; and

                               (j)       Other.  All corporate and other
proceedings, and all documents, certificates, instruments agreements, opinions of counsel and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent, Lenders and their counsel.

                   8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                               (a)       Representations and Warranties.  Each
of the representations and warranties made by the Borrowers and the Guarantors in or pursuant to this Agreement and any Other Loan Document, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                               (b)       No Default.  No Event of Default or
Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                               (c)       Maximum Advances.  In the case of any
Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted hereunder.

Each request for an Advance hereunder shall constitute a representation and warranty by Borrowers as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

                   8.3. Conditions to Term Loan. The agreement of Lenders to fund the second installment of the Term Loan is subject to the satisfaction of the following conditions precedent:

                   (a) Survey. Agent shall have received in form and substance satisfactory to Agent an updated survey of the Texas Real Property reflecting the completion of all improvements on the Texas Real Property.

                   (b) Appraisals. Agent shall have received appraisals of all improvements on the Texas Real Property conducted by independent third parties who are satisfactory to Agent and which appraisals comply in all respects with the Financial Institutions Reform Recovery and Enforcement Act and are satisfactory to Agent in all respects; and





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
                   (c) Compliance. Agent shall have received with respect to the improvements upon the Texas Real Property (i) evidence of zoning compliance and (ii) certificates of occupancy.


          IX.      INFORMATION AS TO BORROWERS.

          Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

                   9.1. Disclosure of Material Matters. Within five (5) days of learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral having a value in excess of $50,000 including, without limitation, any Borrower's reclamation or repossession of, or the return to such Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor. No Borrower will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

                   9.2. Schedules. Deliver to Agent on or before the fifteenth (15th) Business Day of each month as and for the prior month (a) accounts receivable ageings, and (b) Inventory reports. In addition, each Borrower will deliver to Agent at such intervals as the Required Lenders may require: (i) confirmatory assignment schedules, (ii) copies of Customers' invoices, (iii) evidence of shipment or delivery, (iv) accounts payable schedules and (v) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral. Agent shall deliver copies of all such documents and/or schedules delivered to it by Borrowers to Agent.

                   9.3. Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in
Section 9.7, a certificate signed by President and/or Chief Financial Officer of Telxon stating, to the best of his knowledge, that the Borrowers are in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent the Borrowers are not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non- compliance and the proposed action the Borrowers will implement in order to achieve full compliance.

                   9.4. Litigation. Promptly notify Agent in writing of any litigation arising after the Closing Date affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may materially and adversely affect the Collateral or the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole.

                   9.5. Occurrence of Defaults, etc. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default;
(b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrowers to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which might reasonably be expected to be materially adverse; in each case describing the nature thereof and the action such Borrower proposes to take with respect thereto.

                   9.6. Government Receivables. Notify Agent immediately if the aggregate amount of its Receivables arising out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them exceeds $250,000.

                   9.7. Annual Financial Statements. Furnish Agent within one hundred and five (105) days after the end of each fiscal year of Borrowers, the audited financial statements ("Audited Annual Financial Statements") of Telxon and its Subsidiaries on a Consolidated Basis including, but not limited to, statements of income, profit and loss and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Telxon and satisfactory to Agent (the "Accountants"). The audit report of such accounting firm shall be accompanied by a statement of such accounting firm certifying that in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such default, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, and 7.6.

                   9.8. Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month an unaudited balance sheet of Telxon and its Subsidiaries on a Consolidated Basis and unaudited statements of income and stockholders' equity and cash flow of Telxon and its Subsidiaries on a Consolidated Basis and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments and the absence of footnote disclosures. The reports shall be accompanied by a certificate of each Borrower, signed by the President and/or Chief Financial Officer of each Borrower, which shall state whether an Event of Default or a Default has occurred and those reports which are delivered after the end of each fiscal quarter of Borrowers shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 6.8, 6.9, 6.10 and 7.6.

                   9.9. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof (unless previously submitted to Agent) with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders and copies of any regular periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange.

                   9.10. Additional Information. Furnish Agent with additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrowers including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

                   9.11. Projected Operating Budget. Furnish Agent, no later than thirty (30) days prior to the beginning of each of Borrowers' fiscal years commencing with fiscal year 1995, a month by month projected operating budget and cash flow of Telxon or its Subsidiaries on a Consolidated Basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by each Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

                   9.12. Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8 for each fiscal quarter of Borrowers, (i) a written report summarizing all material variances from (x) budgets submitted by Borrowers pursuant to Section 9.11 and (y) the corresponding period for the prior fiscal year and a discussion and analysis by management with respect to such variances and (ii) a revised operating budget for the remainder of such fiscal year.

                   9.13. Notice of Adverse Events. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of the business of Borrowers taken as a whole, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent that is material to the operation of the business of Borrowers taken as a whole; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrowers taken as a whole, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

                   9.14. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

                   9.15. Insurance Documentation. Deliver to Agent on an annual basis evidence of the maintenance of insurance policies required to be maintained pursuant to Section 4.11 hereof.

                   9.16. Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


          X.       EVENTS OF DEFAULT.

          The occurrence of any one or more of the following events shall constitute an "Event of Default":

                   10.1. Failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due and in the event the aggregate balance of Revolving Advances outstanding at any time are in excess of the amounts permitted hereunder such default shall continue unremedied for more than five (5) days after notice thereof shall have been given to Telxon by Agent;

                   10.2. Any representation or warranty made or deemed made by any Borrower in this Agreement, any Other Loan Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

                   10.3. Failure by any Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records;

                   10.4. Issuance of a notice of Lien, Charge, Claim, levy, assessment, injunction or attachment (other than Permitted Encumbrances) against a material portion of Borrowers' property which is not stayed or lifted within forty (40) days;

                   10.5. Failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Loan Document or other agreement or arrangement, now or hereafter entered into between any Borrower and any Lender other than a failure or neglect of any Borrower to keep or observe any term, provision, condition or covenant contained in Sections 4.7, 4.9, 4.11, 6.1, 6.2, 6.4 or 9.4 hereof which is cured within thirty (30) days from the occurrence of such failure or neglect;

                   10.6. Any judgment is rendered or judgment liens filed against any Borrower for an amount in excess of $500,000 which within thirty
(30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

                   10.7. Any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

                   10.8. Any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

                   10.9. Any Affiliate or Subsidiary of Borrowers, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, administrative receiver, administrator, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within forty five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                   10.10. Any change occurs in the condition or affairs (financial or otherwise) of Borrowers which in Lenders' opinion impairs the Collateral or the ability of Borrowers to perform their Obligations under this Agreement;

                   10.11. Any Lien created hereunder or provided for hereby or under any Guarantor Security Agreement or under any related agreement for any reason ceases to be or is not a valid and perfected Lien except (a) those Liens on Inventory and/or Equipment which are not perfected by virtue of Agent not having filed financing statements where such Inventory and/or Equipment is located as a result of Borrowers' representation that the aggregate value of such Inventory located at such premises does not exceed $100,000 and (b) those Liens which cease to be perfected as a result of Agent's failure to file continuation statements;

                   10.12. A default of the obligations of any Borrower under any other agreement to which it is a party shall occur which materially and adversely affects the condition, affairs or prospects (financial or otherwise) of Borrowers taken as a whole which default is not cured within any applicable grace period;

                   10.13. An event of default has occurred under the Subordinated Debt Documentation which default shall not have been cured or waived within any applicable grace period;

                   10.14. Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Lender in connection with the Obligations of any Borrower, or if any Borrower or Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

                   10.15.      If any Change of Control shall occur;

                   10.16. Any material provision of this Agreement or any Other Loan Document shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent;

                   10.17. If (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent, trademark or tradename of any Borrower which has a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, which has a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent which has a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole; (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to the Required Lenders within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of Borrowers taken as a whole;

                   10.18. Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of the Required Lenders, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Loan Documents;

                   10.19. Except for the interruption of manufacturing operations occurring as a result of the relocation of Borrowers' manufacturing operations to the Texas Real Property which interruption shall not exceed thirty (30) days, the operations of any Borrower's manufacturing facility are interrupted at any time for more than forty eight (48) hours during any period of three (3) consecutive days, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive twelve
(12) month period immediately preceding the initial date of interruption and
(ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses
(i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of sixty
(60) consecutive days; or

                   10.20. An event or condition specified in Sections 7.16 or 9.14 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a material adverse effect upon the Collateral or the ability of Borrowers to perform their Obligations under this Agreement.


          XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

                   11.1. Rights and Remedies. Upon the occurrence of an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, upon the occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances. Upon the occurrence of any Event of Default, Agent shall have the right to exercise in a commercially reasonable manner any and all other rights and remedies provided for herein, under any Other Loan Document, under and in accordance with the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure. Agent may enter any of Borrowers' premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Lenders at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrowers. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrowers' trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly to interest due upon any of the Obligations; and thirdly to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor. Nothing herein contained shall limit the rights of Agent, the Lenders or any other person under the Other Loan Documents.

                   11.2. Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

                   11.3. Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply any of Borrowers' property held by Agent and such Lender to reduce the Obligations.

                   11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.

                   11.5. Exercise of Rights in a Commercially Reasonable Manner. Agent and each Lender shall exercise their respective rights, remedies and discretion under this Agreement or any Other Loan Document in a commercially reasonable manner.


          XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

                   12.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

                   12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

                   12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                   12.4. DTPA WAIVER. TO THE FULLEST EXTENT ALLOWED BY TEXAS LAW, BORROWERS HEREBY WAIVE ALL PROVISIONS OF THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT ("DTPA"), OTHER THAN SECTION 17.555 (PERTAINING TO CONTRIBUTION AND INDEMNITY) OF THE DTPA, WITH RESPECT TO OR CONCERNING THIS AGREEMENT, THE MORTGAGES OR THE NOTE, OR THE TRANSACTIONS PURSUANT TO WHICH THEY ARE EXECUTED, OR ANY TRANSACTIONS OR OTHER DEALINGS HERETOFORE, HEREAFTER OR CONTEMPORANEOUSLY ARISING OR OCCURRING WITH RESPECT TO ANY OF THE FOREGOING, AND TELXON EXPRESSLY WARRANTS AND REPRESENTS THAT IT HAS ASSETS OF $5,000,000 OR MORE AND EACH BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT IT (a) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION,
(b) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDERS OR AGENT AND (c) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. BORROWERS AGREE THAT SUCH REPRESENTATIONS AND WARRANTIES SHALL CONSTITUTE PRIMA FACIE EVIDENCE OF SUCH FACTS CONTAINED THEREIN IN ANY LITIGATION WHEREIN THIS WAIVER IS ASSERTED.


          XIII.    EFFECTIVE DATE AND TERMINATION.

                   13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Agent, each Borrower and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by Agent at the end of such initial Term or any successive one (1) year Term by giving the Borrowers not less than





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
ninety (90) days prior written notice. Borrowers may terminate this Agreement at any time upon not less than ninety (90) days prior written notice ("Termination Date") upon payment in full of all the Obligations; provided, however, that Borrowers pay an early termination fee in an amount equal to one percent (1%) of the Maximum Loan Amount, reducing by one-eighth of one percent (0.125%) on January 1, 1994 and on the first day of each April, July, October and January thereafter. Such early termination fee shall also be due and payable by Borrowers upon termination by Agent of this Agreement following the occurrence of an Event of Default other than termination solely as a result of an Event of Default arising from a breach of Sections 6.5, 6.6, 6.7, 6.8, 6.9 or 6.10.

                   13.2. Termination. The termination of the Agreement shall not affect any of Borrowers', Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or the Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Borrower's respective account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to any Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full.


          XIV.     REGARDING AGENT.

                   14.1. Appointment. Each Lender hereby designates BNYCC to act as Agent for such Lender under this Agreement and the Other Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a) and 3.4), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Loan Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

                   14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence (but not mere negligence) or willful misconduct or gross (not mere) negligence, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Loan Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Loan Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

                   14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Loan Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Loan Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

                   Agent may resign on sixty (60) days' written notice to each of Lenders and the Borrowers and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

                   Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                   14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

                   14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

                   14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Loan Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

                   14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Loan Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence (but not mere negligence) or willful misconduct or gross (not mere) negligence.

                   14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

                   14.9. Delivery of Documents. To the extent Agent receives documents and information from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

                   14.10. Borrowers' Undertaking to Agent. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, each of the Borrowers hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.


          XV.  BORROWING AGENCY.

                   15.1.       Borrowing Agency Provisions.

                               (a)  Borrowers hereby irrevocably designate
Telxon to be their attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder or any Other Loan Document, on behalf of Borrowers, and hereby authorize Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Telxon.

                               (b)  The handling of this credit facility as a
co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Neither Agent nor the Lenders shall incur liability to the Borrowers as a result thereof. To induce the Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to gross negligence (but not mere negligence) or willful misconduct by the indemnified party.

                               (c)  All Obligations shall be joint and several,
and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals or forbearance granted by Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by the Agent or any Lender of any Collateral now or hereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant hereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrower or any Collateral for such Borrower's Obligations or the lack thereof.

                   15.2. Subrogation. Notwithstanding any payment or payments made by any Borrower hereunder, or any setoff or application of funds of any Borrower by Agent or any Lender, no Borrower shall be entitled to be subrogated to any of the rights of

Agent or Lender against any Borrower or against any Collateral or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder, until all amounts owing to Agent and Lenders by Borrowers on account of the Obligations are paid in full and this Agreement has been terminated. If, notwithstanding the foregoing, any amount shall be paid to any Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and this Agreement shall not have been terminated, such amount shall be held by such Borrower in trust for Agent and Lenders, segregated from other funds of such Borrower, and shall, forthwith upon and (in any event within two (2) business days of) receipt by such Borrower, be turned over to Agent in the exact form received by such Borrower (duly endorsed by such Borrower to Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as Agent may determine, subject to the provisions of this Agreement.


          XVI.  MISCELLANEOUS.

                   16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lenders to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Lenders involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

                   16.2.       Entire Understanding.

                               (a)  This Agreement and the documents executed
concurrently herewith contain the entire understanding between Borrowers, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrowers', Agent's and each Lender's respective officers. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                   (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section 16.2 (b), from time to time enter into written supplemental agreements to this Agreement, the Note or the Other Loan Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                                        (i)      increase the Commitment
Percentage of any Lender;

                                        (ii)  increase the Maximum Revolving
Advance Amount, the principal amount of the Term Loan or the Advance Rate;

                                        (iii) extend the maturity of any Note
or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement;

                                        (iv)  alter the definition of the term
Required Lenders or alter, amend or modify this Section 16.2(b);

                                        (v)      release any Collateral or any
collateral under the Pledge Agreements during any fiscal year of Borrowers having an aggregate value in excess of $2,500,000; or

                                        (vi)    change the rights and duties of
Agent.

Any such supplemental agreement shall apply equally to each of the Lenders and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

                   16.3.       Successors and Assigns; Participations; New
                      Lenders.

                               (a)       This Agreement shall be binding upon
and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Note and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                               (b)       Each Borrower acknowledges that in the
regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrowers hereby grant to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances. Borrowers shall not be required to pay any attorneys' fees or other fees which relate to the sale of participations to Transferees. In the event any Lender sells a participating interest in the Advances to a Transferee (other than a sale of a participating interest by BNYCC to an Affiliate of BNYCC) to which Borrowers have not consented, but which consent shall not be unreasonably withheld by Borrowers, Borrowers may terminate this Agreement and prepay the Obligations without the early termination fee set forth in Section 13.1.

                               (c)       Any Lender may sell, assign or
transfer all or any part of its rights under this Agreement and the Other Loan Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000 pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording in the Register, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Loan Documents. Borrowers hereby agree to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Loan Documents; provided, however, in the event Borrowers do not expressly consent in writing to the addition of such Purchasing Lender, which consent shall not be unreasonably withheld, Borrowers may terminate this Agreement and prepay the Obligations without the early termination fee set forth in Section 13.1. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                               (d)       Agent shall maintain at its address a
copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                               (e)       Borrowers authorize each Lender to
disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrowers which has been delivered to such Lender by or on behalf of Borrowers pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrowers.

                               (f)  Requirements Upon Transfer.  If, pursuant
to this Section 16.3, any interest in this Agreement or any of the Other Loan Documents is transferred to a Purchasing Lender that is organized under the laws of any jurisdiction other than the United States or any state thereof, the Lender transferring such interest (the "Transferor Lender") shall cause such assignee or Transferee concurrently with the effectiveness of such transfer,
(a) represent to the Transferor Lender (for the benefit of Transferor Lender, Agent and Borrowers) that it is either (i) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from United States of America withholding tax on interest and other payments which may be made by Borrowers under this Agreement and the Other Loan Documents; or (ii) is engaged in the trade or business within the United States of America, (b) to furnish to Transferor Lender, Agent and Borrowers either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 (wherein such assignee or Transferee claims entitlement to complete exemption from federal withholding tax of the United States of America on all payments hereunder) and (c) to agree (for the benefit of Transferor Lender, Agent and Borrowers) to provide to the Transferor Lender, the Agent and Borrowers such forms or documentation as may be required from time to time, including, a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form, in accordance with applicable laws and regulations of the United States of America establishing the current status of such assignee or Transferee with regard to continued entitlement to such complete withholding tax exemption.

                   16.4. Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

                   16.5. Indemnity. Each Borrower shall indemnify Agent and each Lender from and against any and all actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel incurred in connection with such matters) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Agent or any Lender is a party thereto, except to the extent (i) that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified and (ii) such costs and expenses which arise from any claims or causes of action asserted by any Borrower against Agent or any Lender, Borrowers shall not be required to pay such costs and expenses where (i) Borrowers shall have received a non-appealable final judgment (i.e., a judgment on which all appeals have been taken or the time for appeal has lapsed) in their favor or (ii) the parties have otherwise agreed in writing.

                   16.6. Notice. Any notice or request hereunder may be given to any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Notices and requests shall, in the case of those by (x) overnight courier or telegram, be deemed to have been given when delivered to the overnight courier or delivered to the telegraph office addressed as provided in this Section and (y) registered or certified mail, be deemed to have been given when deposited in the United States mail addressed as provided in this Section:

          (A)  If to Agent or                         The Bank of New York Commercial
                   BNYCC at:                          Corporation
                                                      1290 Avenue of the Americas
                                                      New York, New York 10104
                                                      Attention:  Daniel J. Murray
                                                      Telephone: (212) 408-4088
                                                      FAX: (212) 408-4313

                   with a copy to:                    Hahn & Hessen
                                                      350 Fifth Avenue
                                                      New York, New York 10118
                                                      Attention:  Steven J. Seif, Esq.
                                                      Telephone: (212) 736-1000
                                                      FAX:  (212) 594-7167

          (B)      If to Lender other than Agent, as specified on the signature pages hereof

          (C)  If to Borrowers, at:                   Telxon Corporation
                                                      3330 West Market Street
                                                      Akron, Ohio 44333-0582
                                                      Attention: Chief Financial Officer
                                                      Telephone: (216) 867-3700
                                                      FAX:  (216) 873-2240

                   with a copy to:                    Goodman Weiss Miller Freedman
                                                      100 Erieview Plaza, 27th Floor
                                                      Cleveland, Ohio 44214-1824
                                                      Attention:  Robert A. Goodman, Esq.
                                                      Telephone:  (216) 696-3366
                                                      FAX:  (216) 363-5835

                   16.7. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

                   16.8. Expenses. (i) All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements (including the disbursements and allocated costs of in-house counsel) incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or
(d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to the Borrowers' account as a Revolving Advance and shall be part of the Obligations; and (ii) each Borrower agrees that any expenses incurred by Agent and/or Lenders in connection with any action taken by them under any Guaranty, Guarantor Security Agreement, Pledge Agreement, patent collateral security agreement, assignment of security or any other agreement executed by any Guarantor shall constitute Indebtedness of the Borrowers hereunder and shall be charged to the Borrowers' account as Revolving Advances.

                   16.9. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                   16.10. Consequential Damages. Neither Agent, any Lender nor any agent or attorney for Agent or any Lender shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

                   16.11. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

                   16.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

                   16.13. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

                   16.14. Confidentiality. Agent, each Lender and any Transferee shall hold all non-public information obtained by Agent or such Lender pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature; provided, however Agent and each Lender may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any prospective Transferees, and (c) as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however that in no event shall Agent or any Lender be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien in the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

                   16.15. Release. The parties hereto acknowledge that the Deed may be released in accordance with Section 5.19 of the Deed. The parties further acknowledge that any prepayment of the Term Loan in connection with a refinancing solely of the Term Loan shall not result in any early termination fee under Section 13.1 of this Agreement.

                   16.16. Additional Financing. In the event that Borrowers obtain financing from one or more lenders other than Lenders and such lenders desire to obtain a Lien on the Texas Real Property, Borrowers shall execute and/or deliver prior to the granting of such Lien any and all documents and agreements reasonably requested by Agent and/or Lenders in order to protect their interests in the Collateral (other than the Texas Real Property), including, but not limited to, mortgagee waivers, subordination agreements and intercreditor agreements.

                   16.17. This Agreement Paramount. If and to the extent that any of the provisions of the Other Loan Documents conflict or are otherwise inconsistent with any express provisions of this Agreement, the provisions of this Agreement shall prevail.

          Each of the parties has signed this Agreement as of the 31st day of March, 1995.

                         TELXON CORPORATION

                      By:/s/ Kenneth W. Haver
                         ---------------------------------
                         Name: Kenneth W. Haver
                         Title: Sr. V.P. amd Chief Financial Officer
                         3330 West Market Street
                         Akron, Ohio  44333


                         THE RETAIL TECHNOLOGY GROUP, INC.


                      By:/s/ Kenneth W. Haver
                         ---------------------------------
                         Name: Kenneth W. Haver
                         Title: Treasurer
                         3330 West Market Street
                         Akron, Ohio  44333


                         TELETRANSACTION, INC.


                      By:/s/ Kenneth W. Haver
                         ---------------------------------
                         Name: Kenneth W. Haver
                         Title: Treasurer
                         3330 West Market Street
                         Akron, Ohio  44333


                         ITRONIX CORPORATION


                      By:/s/ Kenneth W. Haver
                         ---------------------------------
                         Name: Kenneth W. Haver
                         Title: Treasurer
                         South 801 Stevens
                         Spokane, WA  99204

                     (signatures continued on next page)

                                MICROOFFICE SYSTEMS TECHNOLOGY, INC.


                             By:/s/ Kenneth W. Haver
                                --------------------------------
                                Name: Kenneth W. Haver
                                Title: Treasurer
                                3330 West Market Street
                                Akron, Ohio  44333


                                PTC AIRCO, INC.


                             By:/s/ Kenneth W. Haver
                                --------------------------------
                                Name: Kenneth W. Haver
                                Title: Treasurer
                                3330 West Market
                                Street Akron, Ohio  44333


                                THE BANK OF NEW YORK COMMERCIAL CORPORATION, as Lender and as Agent

                             By:/s/ Daniel J. Murray
                                --------------------------------
                                Daniel J. Murray,
                                Vice President
                                1290 Avenue of the Americas
                                New York, New York  10104

                                COMMITMENT PERCENTAGE:  50%


                                BANKAMERICA BUSINESS CREDIT, INC., as
                                Lender

                             By:/s/ George Markowsky
                                --------------------------------
                                Name: George Markowsky
                                Title: Vice President
                                40 East 52nd Street
                                New York, New York 10022

                                COMMITMENT PERCENTAGE:  50%





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